Exhibit 99

                             JOINT FILER INFORMATION
                             -----------------------




NAME:                      Frost Gamma Investments Trust
ADDRESS:                   4400 Biscayne Blvd
                           15th Floor
                           Miami, FL 33137

Designated Filer:          Phillip Frost, M.D.

Issuer and Ticker Symbol:  SafeStitch Medical, Inc. (SFES.OB)

Date of Event Requiring
Statement:                 May 27, 2008







FROST GAMMA INVESTMENTS TRUST

         By:      /s/ Phillip Frost, M.D.
                  -----------------------------------
                  Phillip Frost, M.D., Trustee